SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2011

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On March 3, 2011, WRT Realty L.P. (the “Operating Partnership”), Winthrop Realty Trust’s (the “Trust”) wholly-owned operating partnership, entered into an Amended and Restated Loan Agreement with KeyBank, National Association (“KeyBank”) which amended and restated in its entirety the existing credit revolving credit facility with KeyBank (the “Credit Facility”).  Pursuant to the amended and restated agreement, the Operating Partnership can borrow, on a revolving basis, up to $50 million, subject to increase up to $150 million.  The Credit Facility matures March 3, 2014 with the option on the part of the Operating Partnership to extend the term for an additional year.  Amounts borrowed under the revolving credit line bear interest at a rate of LIBOR plus 3.0%.

The Credit Facility requires monthly payments of interest only.  To the extent that the amounts outstanding under the Credit Facility are in excess of the borrowing base (as calculated), the Operating Partnership would be required to make a principal payment to the extent of such excess.  The Operating Partnership may prepay and reborrow amounts prepaid under the Credit Facility.

The Credit Facility is fully recourse to the Operating Partnership and the Trust has guaranteed the Operating Partnership’s obligations under the revolving credit line.  In addition, the revolving credit line is secured by certain of the Operating Partnership’s assets.

The Credit Facility contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of revolving credit loan. The principal financial covenants under the Credit Facility are (1) the Operating Partnership’s total indebtedness may not exceed 55% of its capitalized value; (2) the Operating Partnership’s adjusted EBITDA determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending may not be less than 150% of the Trust’s interest expense for such period; (3) the Trust’s adjusted EBITDA for the period of two consecutive fiscal quarters most recently ending may not be less than 125% of the Trust’s fixed charges for such period; (4) the Trust’s tangible net worth may not be less than $250,000,000 plus 75% of the net proceeds from certain equity offerings by the Trust; and (5) the Trust must maintain minimum liquidity of $10,000,000.

In addition, the Credit Facility contains a covenant that restricts the ability of the Operating Partnership to pay distributions in excess of certain amounts subject to certain exceptions, including an exception that allows the Operating Partnership to make distributions to the Trust in an amount sufficient to enable the Trust to maintain its status as a real estate investment trust.  The Trust does not anticipate that this provision will adversely affect the ability of its operating partnerships to make distributions sufficient for the Trust to pay dividends under its current dividend policy.

The Operating Partnership expects to draw sufficient funds to satisfy the existing debt on its Andover, Massachusetts and Burlington, Vermont properties which matures on March 7, 2011 and the loan scheduled to mature in June 2011 secured by certain of the Operating Partnership’s net lease properties.  After giving effect to the expected draw, the Operating Partnership will have $32.6 drawn under the Credit Facility.

A copy of the Amended and Restated Loan Agreement will be filed as an exhibit to Trust’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 2.02  Results of Operations and Financial Condition

On March 3, 2011, Winthrop Realty Trust issued a press release announcing its financial results for the three months and year ended December 31, 2010.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this section of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2011, the Trust entered into the amended and restated loan agreement described in Item. 1.01 of this Current Report.  The material terms and conditions pertaining to the Credit Facility are set forth in Item 1.01 of this Current Report and are incorporated in this Item 2.03.

The Credit Facility refinances the Operating Partnership’s previous secured credit facility under the loan agreement dated as of December 16, 2005, as amended.

Item 7.01. Regulation FD Disclosure.

On March 3, 2011, the Trust made available supplemental information, which the Trust refers to as the Supplemental Reporting Package, concerning the Trust’s operations and portfolio for the quarter and twelve months ended December 31, 2010.  A copy of the Supplemental Reporting Package is available at the Trust’s website, www.winthropreit.com under the “Investor Relations” tab.

Also on March 3, 2011, the Trust’s management discussed the Trust’s financial results for the quarter and year ended December 31, 2010 on a conference call with analysts and investors.  A transcript of the conference call is furnished herewith as Exhibit 99.3.

The information in this section of this Report on Form 8-K and Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On March 3, 2011, the Trust announced that its Board of Trustees has declared a regular quarterly dividend of $0.1625 per common share which dividend is payable on April 15, 2011 to common shareholders of record on March 31, 2011.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

10.1
Amended and Restated Loan Agreement, dated March 3, 2011, among WRT Realty L.P., KeyBank National Association and the other lending institutions which are, or may become, party thereto, KeyBank National Association as agent, and KeyBanc Capital Markets, as arranger*

10.2	Guaranty, dated March 3, 2011, from Winthrop Realty Trust and certain of its subsidiaries in favor of KeyBank National Association*
99.1	Press Release dated March 3, 2011
99.2	Supplemental Reporting Package for the quarter and twelve months ended December 31, 2010
99.3	Transcript of conference call held March 3, 2011

*	to be filed with the Trust’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of March, 2011.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer